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                                                                    EXHIBIT 4.23


                        FORM OF SERIES C PREFERRED STOCK

                                FACE OF SECURITY

Series C Preferred Stock                             Series C Preferred Stock
     Number                                                   Shares
   [C-              ]                                       [          ]

Incorporated under the
laws of the State of Delaware                         CUSIP NO.: 582266 40 9


                      Series C Convertible Preferred Stock
                          (par value $0.01 per share)
                  (liquidation preference $2,500.00 per share)
                           of McLeodUSA Incorporated

McLeodUSA Incorporated, a Delaware corporation (the "Company"), hereby certifies
that [                ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the Series C Convertible Preferred Stock (par value $0.01 per share) (liquidation preference $2,500.00 per share) (the "Series C Preferred Stock"). The shares of Series C Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of Series C Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof dated September 13, 1999, as the same may be amended from time to time (the "Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Company has executed this certificate this [
] day of [              ], [                ].

                                              McLEODUSA INCORPORATED

                                              By ____________________
                                              Name:
                                              Title: [Seal]

                                              By ___________________
                                              Name:
                                              Title:

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                              REVERSE OF SECURITY

The shares of Series C Preferred Stock evidenced by this certificate shall be redeemable as provided in the Certificate of Designation and the Company's Amended and Restated Certificate of Incorporation. The shares of Series C Preferred Stock evidenced by this certificate shall be convertible into the Company's Class A Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

The company is authorized to issue more than one class or series of stock. As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of securities of the Company.

The shares of Series C Preferred Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any applicable state laws. The shares of Series C Preferred Stock represented by this certificate have been acquired by the registered owner hereof for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the 1933 Act. The shares may not be sold, pledged, transferred or assigned except in a transaction which is exempt under the provisions of the 1933 Act or any applicable state securities laws, or pursuant to an effective registration statement or in a transaction otherwise in compliance with applicable federal and state securities laws.

The sale, pledge, transfer, assignment or other disposition of the shares of Series C Preferred Stock represented by this certificate is restricted by and subject to the provisions of a Stock Purchase Agreement dated as of August 30, 1999, a copy of which is available upon request for inspection at the offices of the Company. Any such request should be addressed to the Secretary of the Company.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers the shares of Series C Preferred Stock evidenced hereby to:_________________________________

______________________________________________________________________________

______________________________________________________________________________

(Insert assignee's social security or tax identification number)______________

______________________________________________________________________________

______________________________________________________________________________


(Insert address and zip code of assignee) and irrevocably appoints:___________

______________________________________________________________________________

______________________________________________________________________________
agent to transfer the shares of Series C Preferred Stock evidenced hereby on the books of the Corporation with full power of substitution in the premises.

Date:_________________________________

Signature:____________________________
(Sign exactly as your name appears on the other side of this Series C Preferred Stock Certificate) Signature Guarantee:/1/_____________________________________

/1/ (Signature should be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.)